AMENDMENT TO
PROMISSORY NOTE
Dated as of September 26, 2007

This AMENDMENT TO THE PROMISSORY NOTE (this “Amendment”) amends the Promissory Note dated as of September 22, 2006 by and between Innofone.com, Incorporated, a Nevada corporation (the “Company”) and Roger Baker (the “Holder”) (the “Note”). Capitalized terms not otherwise defined in this Amendment have the meanings ascribed to such terms in the Note.

WHEREAS, the Company and the Holder desire to amend the Note;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Note is hereby amended and modified as follows:

1. Amendment to Maturity Date Section. Maturity Date shall be amended to be September 22, 2008.

2. Amendment to Interest Section. Interest shall be amended to equal 16% per annum, compounded annually and payable on the Maturity Date.

3. Amendment to Repayment Section. Subsection (a) of the Repayment section shall be amended to state that all Principal and accrued and unpaid Interest shall be due and payable in one balloon payment on the Maturity Date.

4. No Other Amendments. Except as specifically amended by this Amendment, all provisions of the Note shall remain in full force and effect.

5. Issuance of Stock. As consideration for the amendment of the terms of the Note as set forth herein, the Company agrees to issue to the Holder 100,000 shares of common stock, par value $.001 per share, of the Company.

6. Counterparts; Facsimile Signatures. This Amendment may be executed in two or more counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

INNOFONE.COM, INCORPORATED

By:
Alex Lightman, CEO & President

HOLDER

Roger Baker